UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

April 2, 2008	000-52641
Date of Report (Date of earliest event reported)	Commission File Number

SILVER RESERVE CORP.
(Exact name of registrant as specified in its charter)

Delaware	98-0492752
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1226 White Oak Blvd., Suite 10A Oakville, Ontario L6H 2B9
(Address of Principal Executive Offices) (Zip Code)

905-845-1073

(Registrant’s telephone number, including area code)

Item 5.02    Appointment of Principal Officers

On April 2, 2008, Silver Reserve Corp. (the “Company”) appointed Joanne Hughes to the position of Corporate Secretary and Janet Shuttleworth to the position of Treasurer of the Company. In connection with their appointments, Ms. Hughes and Ms. Shuttleworth each were awarded 200,000 options to purchase shares of the Company’s common stock at a price of $0.35 per share pursuant to the Company’s stock option plan.

Ms. Hughes has over 20 years of experience in the areas of corporate administration and compliance support. From 1997 until 2006 Ms. Hughes was a legal assistant for a publicly held corporation that traded on the TSX Venture Exchange. Ms. Hughes is 51 years old.

Ms. Shuttleworth has over 20 years of accounting experience. She previously worked for Central Guaranty Trust Company as a financial analyst, and for Central Park Lodges as an accountant. Ms. Shuttleworth is 46 years old.

Both Ms. Hughes and Ms. Shuttleworth have familiarity with the Company’s administration and operations through their employment with Medallion Capital Corp., which provides administrations services to the Company.

SILVER RESERVE CORP.

April 4 , 2008		/s/ Todd D. Montgomery
	Name:	Todd D. Montgomery
	Title:	President